EXHIBIT 3.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We hereby consent to the incorporation by reference in this Form S-8 Registration Statement under the Securities Act of 1933 of Imaging3, Inc. (the "Company") dated September 28, 2011, of our report dated March 6, 2011, relating to the Company's financial statements for the year ended December 31, 2010, and the reference to our firm under the caption "Experts" in the Registration Statement.



/s/M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas

September 28, 2011